                                  Exhibit 11.1

                          MIRAVANT MEDICAL TECHNOLOGIES
              STATEMENT REGARDING COMPUTATION OF NET LOSS PER SHARE
                                   (Unaudited)

                                                                    Three months ended
                                                                         March 31,
                                                                 1998                 1997
                                                          -----------------   -------------------

Basic
Net loss..............................................    $    (7,917,000)    $      (5,437,000)
                                                          =================   ===================
Weighted average common shares outstanding............         14,103,532            12,371,238
                                                          =================   ===================
Net loss per share....................................    $         (0.56)    $           (0.44)
                                                          =================   ===================



Diluted
Net loss..............................................    $    (7,917,000)    $      (5,437,000)
                                                          =================   ===================
Weighted average common shares outstanding............         14,103,532            12,371,238
                                                          =================   ===================
Net loss per share....................................    $         (0.56)    $           (0.44)
                                                          =================   ===================
